Exhibit 99.1

NEWS RELEASE

NCR Announces New Chief Financial Officer

ATLANTA – August 29, 2018 – NCR Corporation (NYSE:NCR), a global leader in omni-channel solutions, today announced that following an extensive global search, Andre Fernandez has joined the company’s Executive Leadership team as Chief Financial Officer, effective immediately. He succeeds Bob Fishman, who previously announced his forthcoming retirement.

“NCR is thrilled to have a proven leader like Andre join our team,” said NCR President and CEO Mike Hayford. “He brings strong experience in working with the investor community, handling due diligence and integration for M&A and partnering with business units to help drive operating efficiency and profitability. Andre’s unique blend of C-Level executive experience, including CEO, COO and CFO positions and background in guiding and advising business units for customer-centric and profitable growth, will be a significant advantage for NCR as we move forward.”

Andre began his career on Wall Street in investment banking with Brown Brothers Harriman & Co. and Merrill Lynch International in New York and London. He also enjoyed a successful 12-year career at the General Electric Company (NYSE: GE), holding CFO positions across several business units in multiple countries. He led numerous acquisitions aligned with business unit strategy at GE, including international transactions in Latin America and Europe. While serving as CFO and Controller of GE Latin America, he was Chairman of the Audit Committee for GE Capital Bank Mexico, leading bank financial oversight, controllership and regulatory compliance. Earlier in his career, he was Treasurer and FP&A Manager for a manufacturing and services division of United Technologies in Brazil.

Most recently, Andre was the President & CEO of CBS Radio, where, in addition to holding full operational and P&L responsibility, he led the effort to prepare the company for a potential IPO, including cross-functional preparation of S-1 documentation, investor roadshows and debt financing.

Prior to joining CBS Radio, he was with Journal Communications (NYSE JRN), a publicly-traded diversified media company, where he served as the company’s Chief Financial Officer and EVP of Finance and Strategy. At Journal he led all financial, audit, strategic planning, investor relations and risk management activities before being promoted to President and Chief Operating Officer, when he assumed responsibility for all day-to-day operations and full P&L accountability.

Andre is the currently the Vice Chairman of the Board at Froedtert Health, a $2+ billion regional healthcare system based in Wisconsin, where he is also the Chair of the Finance Committee. He has also served on the Board of Directors of Buffalo Wild Wings (Nasdaq: BWLD), the National Association of Broadcasters (NAB), and the FCC’s Advisory Committee on Diversity & Digital Empowerment (ACDDE).

Andre is fluent in English, Spanish and Portuguese and holds a bachelor’s degree in economics from Harvard University.

“I could not be more excited to join such an iconic company as NCR,” said Fernandez.“I look forward to working with the entire Leadership Team to advance the company’s strategic plan, work closely with our business units to enhance value for customers and shareholders, and accelerate the company’s growth trajectory.”

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leader in omni-channel solutions, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 700 million transactions daily across financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier. NCR is headquartered in Atlanta, Ga., with about 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its website which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com

Twitter: @NCRCorporation

Facebook: www.facebook.com/ncrcorp

LinkedIn: www.linkedin.com/company/ncr-corporation

YouTube: www.youtube.com/user/ncrcorporation

Note to Investors

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future growth, plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about Mr. Fernandez’ experience being a significant advantage for NCR moving forward; plans to advance the company’s strategic plan, to enhance value for customers and shareholders, and to accelerate the company’s growth trajectory. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

News Media Contact

Cameron Smith

NCR

678-808-5313

cameron.smith@ncr.com

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Investor Contact

Michael Nelson

678 808-6995

michael.nelson@ncr.com